UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 18, 2016 (Date of earliest event reported)

LITHIA MOTORS, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	001-14733	93-0572810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Bartlett St
Medford, OR 97501
(Address of principal executive offices)

(541) 776-6401

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 20, 2016 Lithia Motors, Inc. issued a press release announcing financial results for the third quarter of 2016.

A copy of the press release is attached as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, Lithia Motors, Inc. announced that it will promote Christopher Holzshu to Executive Vice President and Chief Human Resources Officer and John North to Senior Vice President and Chief Financial Officer, in each case effective January 1, 2017. In his new role, Mr. Holzshu will apply his knowledge of Lithia’s store operations to recruit and develop team members. Mr. Holzshu will continue to be responsible for performance management teams, F&I administration and office operations. Mr. North will apply his understanding of Lithia’s business model and investor community to his new responsibilities as CFO.

Christopher Holzshu (age 43) served as Senior Vice President and Chief Financial Officer of Lithia since November 2010 and Secretary since April 2012. As Chief Financial Officer, Mr. Holzshu was responsible for all aspects of accounting, finance and financial planning and analysis; was directly involved in operations; oversaw Lithia’s performance monitoring functions, including setting operational targets for store performance and improvements, and capital deployment decision making; and tracked and managed Company-wide budgets. Prior to his promotion to Chief Financial Officer, Mr. Holzshu served as Vice President, Financial Planning and Analysis since 2008, where he was actively involved in business development, budgeting, forecasting, procurement, payroll and benefits. He joined Lithia in 2003 as Director of Accounting to oversee corporate accounting, and, beginning in 2004, served as Assistant Vice President of Audit and Compliance. Before joining Lithia, Mr. Holzshu worked at KPMG LLP, where he specialized in the automotive manufacturing and retail automotive sectors. Mr. Holzshu is a licensed CPA in Oregon.

John North (age 39) served as Vice President of Finance of Lithia since 2010 and Chief Accounting Officer since 2015. Between 2010 and 2015, Mr. North served as Controller. As the principal accounting officer, Mr. North is responsible for accounting, tax, and external financial reporting; manages corporate borrowings including mortgage and credit facilities; serves as the primary investor relations contact for buy- and sell-side analysts; and oversees Lithia’s risk management functions. Prior to his promotion to Vice President of Finance, Mr. North served as Assistant Vice President, Accounting since 2008. He joined Lithia in 2002, and, beginning in 2006, served as Director of Accounting. Before joining Lithia, Mr. North worked for real estate and technology companies in the San Francisco area. Mr. North graduated from Santa Clara University with a degree in Finance. He is a licensed CPA in Oregon and a CFA charter holder.

Item 8.01. Other Events

On October 18, 2016, Lithia Motors, Inc. announced a $0.25 per share cash dividend, to be paid on November 25, 2016 to shareholders of record as of November 11, 2016.

The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

            99.1       Press Release of Lithia Motors, Inc. dated October 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.

Dated: October 20, 2016

	By:	/s/ John F. North III
John F. North III
VP Finance, Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Lithia Motors, Inc. dated October 20, 2016